                                                                  Exhibit 12. a.
                                                                  ------------
                                                                   Page 1 of 3
                                                                  ------------

                           BANKAMERICA CORPORATION
                     Ratio of Earnings to Fixed Charges

                                                 Year Ended December 31
                                       -------------------------------------------
(dollar amounts in millions)            1993     1992     1991     1990     1989
                                       -------  -------  -------  -------  -------
EXCLUDING INTEREST ON DEPOSITS

Fixed charges:
 Interest expense (other
  than interest on deposits)           $1,215   $1,126   $  743   $  912   $  932
 Interest factor in rent expense          112       95       82       85       93
 Other                                      2        1        1        1        1
                                       ------   ------   ------   ------   ------
                                       $1,329   $1,222   $  826   $  998   $1,026
                                       ======   ======   ======   ======   ======
Earnings:
 Income from operations                $1,954   $1,492   $1,124   $1,115   $1,103
 Applicable income taxes                1,474    1,190      749      284      245
 Fixed charges                          1,329    1,222      826      998    1,026
 Other                                    (39)     (14)     (15)     (16)     (25)
                                       ------   ------   ------   ------   ------
                                       $4,718   $3,890   $2,684   $2,381   $2,349
                                       ======   ======   ======   ======   ======
Ratio of earnings to fixed charges,
 excluding interest on deposits          3.55     3.18     3.25     2.39     2.29

INCLUDING INTEREST ON DEPOSITS

Fixed charges:
 Interest expense                      $4,186   $4,895   $5,388   $6,097   $5,536
 Interest factor in rent expense          112       95       82       85       93
 Other                                      2        1        1        1        1
                                       ------   ------   ------   ------   ------
                                       $4,300   $4,991   $5,471   $6,183   $5,630
                                       ======   ======   ======   ======   ======
Earnings:
 Income from operations                $1,954   $1,492   $1,124   $1,115   $1,103
 Applicable income taxes                1,474    1,190      749      284      245
 Fixed charges                          4,300    4,991    5,471    6,183    5,630
 Other                                    (39)     (14)     (15)     (16)     (25)
                                       ------   ------   ------   ------   ------
                                       $7,689   $7,659   $7,329   $7,566   $6,953
                                       ======   ======   ======   ======   ======
Ratio of earnings to fixed charges,
 including interest on deposits          1.79     1.53     1.34     1.22     1.23

                      See notes on page 3 of this exhibit

                                                                  Exhibit 12.a.
                                                                  --------------
                                                                     Page 2 of 3
                                                                  --------------

                            BANKAMERICA CORPORATION
           Ratio of Earnings to Fixed Charges and Preferred Dividends

                                              Year Ended December 31
                                    -------------------------------------------
(dollar amounts in millions)         1993     1992     1991     1990     1989
                                    -------  -------  -------  -------  -------
EXCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred
 dividends:
 Interest expense (other
  than interest on deposits)        $1,215   $1,126   $  743   $  912   $  932
 Interest factor in rent expense       112       95       82       85       93
 Preferred dividend
  requirements/a/                      423      304      102       58       66
 Other                                   2        1        1        1        1
                                    ------   ------   ------   ------   ------
                                    $1,752   $1,526   $  928   $1,056   $1,092
                                    ======   ======   ======   ======   ======
Earnings:
 Income from operations             $1,954   $1,492   $1,124   $1,115   $1,103
 Applicable income taxes             1,474    1,190      749      284      245
 Fixed charges, excluding
  preferred
  dividend requirements              1,329    1,222      826      998    1,026
 Other                                 (39)     (14)     (15)     (16)     (25)
                                    ------   ------   ------   ------   ------
                                    $4,718   $3,890   $2,684   $2,381   $2,349
                                    ======   ======   ======   ======   ======
Ratio of earnings to fixed charges
 and preferred dividends,
  excluding
 interest on deposits                 2.69     2.55     2.89     2.25     2.15

INCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred
 dividends:
 Interest expense                   $4,186   $4,895   $5,388   $6,097   $5,536
 Interest factor in rent expense       112       95       82       85       93
 Preferred dividend
  requirements/a/                      423      304      102       58       66
 Other                                   2        1        1        1        1
                                    ------   ------   ------   ------   ------
                                    $4,723   $5,295   $5,573   $6,241   $5,696
                                    ======   ======   ======   ======   ======
Earnings:
 Income from operations             $1,954   $1,492   $1,124   $1,115   $1,103
 Applicable income taxes             1,474    1,190      749      284      245
 Fixed charges, excluding
  preferred dividend
  requirements                       4,300    4,991    5,471    6,183    5,630
 Other                                 (39)     (14)     (15)     (16)     (25)
                                    ------   ------   ------   ------   ------
                                    $7,689   $7,659   $7,329   $7,566   $6,953
                                    ======   ======   ======   ======   ======
Ratio of earnings to fixed
 charges, and preferred
 dividends, including
 interest on deposits                 1.63     1.45     1.32     1.21     1.22

                      See notes on page 3 of this exhibit

                                                                   Exhibit 12.a.
                                                                   -------------
                                                                     Page 3 of 3
                                                                     -----------

                            BANKAMERICA CORPORATION
                                    Notes to
                     Ratio of Earnings To Fixed Charges and
                     Ratio of Earnings to Fixed Charges and
                           Preferred Stock Dividends


/a/ Preferred dividend requirements represent pretax earnings necessary to cover preferred dividends declared during the years ended December 31, 1993, 1992, 1991, 1990, and 1989 of $241 million, $169 million, $61 million, $46 million, and $54 million, respectively.